                                                              EXHIBIT (d)(2)(ii)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                               USLICO SERIES FUND

                                       AND

                              ING INVESTMENTS, LLC

SERIES                                   ANNUAL INVESTMENT MANAGEMENT FEE
------                                   --------------------------------
                                   (as a percentage of average daily net assets)
The Asset Allocation Portfolio    0.50% of the first $100 million
                                  0.45% of the assets in excess of $100 million

The Bond Portfolio                0.50% of the first $100 million
                                  0.45% of the assets in excess of $100 million

The Money Market Portfolio        0.50% of the first $100 million
                                  0.45% of the assets in excess of $100 million

The Stock Portfolio               0.50% of the first $100 million
                                  0.45% of the assets in excess of $100 million